UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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The First of Long Island Corporation

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THE FIRST OF LONG ISLAND CORPORATION
10 GLEN HEAD ROAD
GLEN HEAD, NEW YORK 11545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 21, 2008

March 17, 2008

To the Stockholders of
The First of Long Island Corporation:

          Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at the WESTBURY MANOR, 1100 JERICHO TURNPIKE, WESTBURY, NEW YORK, on Monday, April 21, 2008, at 3:30 P.M. local time for the following purposes:

(1) To elect Directors.

(2) To transact any other business as may properly come before the meeting.

          Only stockholders of record at the close of business on February 22, 2008 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph G. Perri
Senior Vice President and Secretary

IMPORTANT — PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

THE FIRST OF LONG ISLAND CORPORATION
10 Glen Head Road
Glen Head, New York 11545
(516) 671-4900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

          The accompanying proxy is being solicited by the Board of Directors (the “Board”) of The First of Long Island Corporation (the “Corporation” or the “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at the Westbury Manor, 1100 Jericho Turnpike, Westbury, New York on April 21, 2008. The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 18, 2008.

          Proxies in the accompanying form that are properly executed and duly returned to the Corporation will be voted at the meeting. Each proxy granted may be revoked at any time prior to its exercise either by written notice filed with the secretary of the meeting or by oral notice given during the meeting by the stockholder to the presiding officer of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any annual meeting constitutes a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided notice of such meeting is mailed to each stockholder entitled to vote at least five (5) days before the adjourned meeting.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

          The only class of voting securities of the Corporation is its Common Stock, $.10 par value (“Common Stock”), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein. Only stockholders of record at the close of business on February 22, 2008 are entitled to notice of and to vote at the meeting.

          As of January 31, 2008, there were issued 7,304,674 shares of the Common Stock, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of January 31, 2008 are identified in the table below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock ($.10 par value)	Paul T. Canarick 25 Glen Street Glen Cove, N.Y. 11542	498,586 shares (1)	6.82%

Common Stock ($.10 par value)	Jean C. Canarick 25 Glen Street Glen Cove, N.Y. 11542	742,634 shares (1)	10.17%

Common Stock ($.10 par value)	Zachary Levy 9 Maxine Avenue Plainview, N.Y. 11803	715,854 shares	9.80%

(1)

Pursuant to applicable rules, Paul T. Canarick and Jean C. Canarick are both deemed to be beneficial owners of 473,940 shares for which they act as co-trustees pursuant to a Trust Agreement dated May 27, 1992. With respect to these shares, they share voting and investment power.

          Furnished below is information with respect to the beneficial ownership of the Corporation’s Common Stock as of January 31, 2008 by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table”, and by directors and executive officers of the Corporation as a group.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Allen E. Busching	11,544	(1)	.16%
($.10 par value)	Paul T. Canarick	498,586	(2)	6.82%
	Alexander L. Cover	3,190	(3)	.04%
	Beverly Ann Gehlmeyer	59,984	(4)	.82%
	William H. J. Hoefling	8,058	(5)	.11%
	Howard Thomas Hogan Jr.	117,946	(6)	1.61%
	John T. Lane	1,000		.01%
	J. Douglas Maxwell Jr.	35,858	(7)	.49%
	Stephen V. Murphy	3,414	(8)	.05%
	Milbrey Rennie Taylor	—		—
	Walter C. Teagle III	53,682	(9)	.73%
	Michael N. Vittorio	28,013	(10)	.38%
	Donald L. Manfredonia	73,210	(11)	1.00%
	Mark D. Curtis	23,078	(12)	.32%
	Richard Kick	36,900	(13)	.50%
	Joseph G. Perri	55,936	(14)	.76%
	Directors and Executive Officers as a group	1,058,186	(15)	14.47%

(1)

Including 1,000 shares in the name of Claire C. Busching and 6,544 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(2)

Including 473,940 shares in the names of Paul T. Canarick and Jean C. Canarick, Mr. Paul T. Canarick’s mother, as co-trustees under a Trust Agreement dated May 27, 1992; and 2,504 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(3)

Including 2,090 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(4)

Including 15,848 shares in the name of Gehlmeyer & Company, P.C. Retirement Trust; and 4,840 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(5)

Including 1,000 shares in the name of Tricia Hoefling, Mr. Hoefling’s daughter; 1,600 shares in the names of Timothy Billings and/or Tricia Hoefling, as trustees for Charles Hoefling Billings; and 198 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(6)

Including 20,742 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan; 1,388 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust; 11,678 shares, 10,176 shares, and 10,148 shares in the names of Mr. Hogan’s children, Howard, Kathryn and Margaret, respectively; and 5,456 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(7)

Including 16,874 shares held in Mr. Maxwell’s retirement account and 7,134 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(8)

Consists of 3,000 shares held for the benefit of Mr. Murphy in S.V. Murphy & Co., Inc. 401(k) account and 414 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(9)

Including 674 shares in the name of Janet D. Teagle, Mr. Teagle’s wife; 2,024 shares each (totaling 6,072 shares) held for the benefit of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle’s children; and 6,436 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(10)

Including 17,912 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(11)

Including 40,210 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(12)

Including 1,498 shares held in Mr. Curtis’ individual retirement account; 742 shares in the name of Mr. Curtis as custodian for the benefit of Heather M. Curtis, Mr. Curtis’ daughter; 513 shares in the name of Mr. Curtis as custodian for the benefit of Eric A. Curtis, Mr. Curtis’ son; and 17,006 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(13)

Including 12,344 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(14)

Including 33,672 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(15)

Including 179,050 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

         Where applicable, all share and per share amounts disclosed in this proxy statement have been adjusted for the 2-for-1 stock split paid April 16, 2007.

ELECTION OF DIRECTORS

          The Board of Directors of the Corporation presently consists of a non-executive chairman and eleven other members. Each member, with the exception of Michael N. Vittorio who also serves as President and Chief Executive Officer (“CEO”) of the Corporation and the Bank, is independent as independence for directors is defined in Nasdaq Rule 4200(a)(15).

          The Board is divided into two classes, Class I with six members and Class II with six members. The table that follows sets forth the present composition of the Board.

Name	Class	Expiration of Term

Allen E. Busching	II	2008
Paul T. Canarick	II	2008
Alexander L. Cover	II	2008
Beverly Ann Gehlmeyer	II	2008
William H. J. Hoefling	II	2008
Howard Thomas Hogan Jr.	I	2009
John T. Lane	I	2008
J. Douglas Maxwell Jr.	I	2009
Stephen V. Murphy	II	2008
Milbrey Rennie Taylor	I	2008
Walter C. Teagle III	I	2009
Michael N. Vittorio	I	2009

          For the election of directors, each share is entitled to as many votes as there are directors to be elected, and such votes may be cumulated and voted for one nominee or divided equally among as many different nominees as is desired. If authority to vote for any nominee or nominees is withheld on any proxy, the votes will then be spread equally among the remaining nominees. If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the election of all nominated directors.

          The nominees for election at this meeting will be the Class II directors, except for Ms. Gehlmeyer who will retire effective April 21, 2008 and John T. Lane and Milbrey Rennie Taylor, both of whom became Class I directors subsequent to the 2007 Annual Meeting of Stockholders. It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the marking indicated thereon and, in the absence of contrary indication, for the re-election of Messrs. Busching, Canarick, Cover, Hoefling and Murphy and the election of Mr. Lane and Ms. Taylor. Each of the Class II directors will hold office until the 2010 Annual Meeting of Stockholders and Mr. Lane and Ms. Taylor will hold office until the 2009 Annual Meeting of Stockholders, or until his or her successor is elected and qualified. If at the time of the 2008 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event which management does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

          Information about the nominees and directors continuing in office follows. The year set forth for each director is the year in which the person named became a director of the Corporation and The First National Bank of Long Island, a wholly-owned subsidiary of the Corporation, with the exception of Mr. Hogan who became a director of the Corporation upon its formation in 1984.

Name	Principal Occupations for Last 5 Years and Other Directorships	Director Since

Allen E. Busching	Principal,	1999
(Age 76)	B&B Capital
	(Consulting and Private Investment);
	(formerly: Managing Director,
	Unitech p.l.c., Reading, England;
	Chairman of the Board, President, and
	Chief Executive Officer, Lambda
	Electronics, Inc. (formerly Veeco Instruments));
	Trustee, North Shore-Long Island Jewish
	Health Systems, Inc.

Paul T. Canarick	President and Principal,	1992
(Age 51)	Paul Todd, Inc.
	(Construction Company)

Alexander L. Cover	Management Consultant, Private Practice	2003
(Age 64)	(formerly: Partner, Ernst & Young, LLP)

William H. J. Hoefling	Managing Partner,	2006
(Age 57)	Crystal Pond Capital Partners, LLC
	(Private Equity Group);
	Partner,
	Windham Partners
	(Real Estate Investment and Development);
	Trustee,
	Georgetown University, McDonough
	School of Business;
	(formerly, Executive Vice President,
	JPMorgan Chase; Chairman, Brown & Co,
	discount brokerage firm)

Howard Thomas Hogan Jr., Esq.	Hogan & Hogan	1978
(Age 63)	(Attorney, Private Practice);
	President, Cold Spring Harbor Business
	Improvement District;
	Director, Society for The Preservation of
	Long Island Antiquities

Name	Principal Occupations for Last 5 Years and Other Directorships	Director Since

John T. Lane	Private Investor and Consultant;	2007
(Age 65)	(formerly: Managing Director, JPMorgan
	Chase; Chairman, J.P. Morgan Florida; Director,
	J.P. Morgan California, Morgan Shareholder
	Services, and Morgan Futures);
	Director, Winthrop University Hospital,
	Health Care Trustees of New York State,
	The Cathedral of St. John the Divine, and
	ROTOCARE.

J. Douglas Maxwell Jr.	Chief Financial Officer,	1987
(Age 66)	NIRx Medical Technologies LLC
	(Medical Technology);
	(formerly Chairman of the Board and Chief
	Executive Officer, Swissray Empower, Inc.,
	a Medical Imaging Distributor)

Stephen V. Murphy	President,	2005
(Age 62)	S.V. Murphy & Co., Inc.
	(Investment Banking);
	Director,
	Bowne & Co., Inc., Excelsior Venture
	Partners III, Excelsior Directional
	Hedge Fund of Funds, Inc.

Milbrey Rennie Taylor	Media Consultant;	2008
(Age 61)	(formerly: Executive Producer, CBS News);
	Director, USTA Foundation and Asia
	Foundation;
	Advisory Committee, Vassar College and
	International Rescue Committee

Name	Principal Occupations for Last 5 Years and Other Directorships	Director Since

Walter C. Teagle III	Non-executive Chairman of the Board,	1996
(Age 58)	The First of Long Island Corporation and
	The First National Bank of Long Island;
	Managing Director,
	Groton Partners LLC
	(Merchant Banking Firm);
	Officer and Managing Director,
	Groton Asset Management LLC
	(Investment Management Company);
	President,
	Teagle Management, Inc.
	(Private Investment Firm);
	(formerly Executive Vice President and Director,
	Lexent, Inc., Infrastructure Service Provider);
	Director, Teagle Management, Inc. and Teagle
	Foundation, Inc.

Michael N. Vittorio	President and Chief Executive Officer,	2003
(Age 55)	The First of Long Island Corporation and
	The First National Bank of Long Island;
	(formerly Senior Vice President, JPMorgan
	Chase);
	Trustee, New York State Bankers Retirement System,
	and New York Law School;
	Advisory Board Member, Independent Community
	Bankers Association, Large Community Bank
	Advisory Group

NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

          The Board of Directors has determined that the Chairman of the Board will be an independent director. This decision was made in the belief that shareholder interests are best served by having a Chairman of the Board who is completely independent of management and whose exclusive responsibility is the long-term best interest of the Corporation’s shareholders.

          Walter C. Teagle III has served as Non-executive Chairman of the Board of Directors since May 2005. As Non-executive Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its functions, including monitoring the Corporation’s performance and the performance of management. The role of the Non-executive Chairman includes: (1) presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of the Board in which the CEO, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO; (3) advising with respect to the work of each Committee and reviewing (with the Governance and Nominating Committee) changes in Board membership and the membership and chair of each Committee; (4) coordinating periodic reviews of management’s strategic plan for the Corporation; (5) leading the Board’s review of the succession plan for the CEO; and (6) coordinating with the Compensation Committee of the Board of Directors (the “Compensation Committee”) the annual performance review of the CEO.

MEETINGS OF THE BOARD OF DIRECTORS

          All of the members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank. The Board of Directors of the Corporation held eleven regular meetings and one special meeting during 2007. With respect to meetings of the Corporation, each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served, except for Mr. Hogan who attended 74%. The Board of Directors of the Bank currently holds 11 regular meetings a year and such special meetings as deemed advisable to review significant matters.

BOARD COMMITTEES AND MEETINGS

          The Board of Directors of the Corporation has three standing committees: the Governance and Nominating Committee, the Audit Committee, and the Compensation Committee. The Loan Committee is the only standing committee of the Board of Directors of the Bank.

Governance and Nominating Committee

          The Corporation has a separately-designated standing governance and nominating committee. All the members of the Corporation’s Governance and Nominating Committee are independent as independence for directors is defined in Nasdaq Rule 4200(a)(15). The members of the Governance and Nominating Committee are Allen E. Busching, Paul T. Canarick, Alexander L. Cover, and J. Douglas Maxwell Jr. Walter C. Teagle III is an ex officio member of the Governance and Nominating Committee. The Committee met seven times during 2007.

          The Corporation’s Board of Directors has adopted a formal written charter for the Governance and Nominating Committee. A current copy of the charter and the Corporation’s Corporate Governance Guidelines are available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations”, then clicking on “Committee Charters”, and then clicking on “Governance and Nominating Committee Charter” or “Corporate Governance Guidelines.”

          The Governance and Nominating Committee is currently responsible for: (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (2) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (3) leading the Board in an annual Board self assessment and reporting to the Board on its own self assessment and the self assessments performed by the other Board committees; and (4) recommending to the Board director candidates for each committee.

          The Governance and Nominating Committee believes that certain minimum qualifications must be met by a Governance and Nominating Committee-recommended nominee for a position on the Board of Directors. Specifically, the nominee should understand that the principal duty of a director is to represent the stockholders of the Corporation. The nominee should also possess the highest level of professional and personal ethics and values, be free of any conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to the culture of the Corporation, have sufficient time to properly discharge the duties associated with serving as a director, have experience and knowledge that will enhance or maintain a diversity of business background among board members and, for non-employee directors, be independent as defined in Nasdaq Rule 4200(a)(15).

          In addition, the Governance and Nominating Committee believes that certain specific qualities or skills are necessary for one or more of the Corporation’s directors to possess. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, and background and experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission. It is also deemed desirable for directors to live or work in a geographic area where the Corporation’s bank subsidiary has branches or is expected to have branches.

          Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to properly oversee the affairs of the Corporation, the Governance and Nominating Committee will consider director candidates recommended by shareholders. Submission of candidates may be made in writing at any time. However, to be considered by the Governance and Nominating Committee for nomination at the 2009 annual meeting, such submissions should be made no later than November 18, 2008 to the Chairman of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement. In addition, nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

          In addition to interviews, the Governance and Nominating Committee evaluates potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate. The Corporation has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

          All of the Class II nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the annual meeting of stockholders to be held April 21, 2008 are directors standing for reelection. Each Class I nominee so approved was recommended by a non-management director or directors.

Audit Committee

          The Corporation has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members of the Audit Committee are Allen E. Busching, Alexander L. Cover, Beverly Ann Gehlmeyer, and J. Douglas Maxwell Jr. Walter C. Teagle III is an ex officio member of the Audit Committee. The Committee met nine times during 2007.

          The Corporation’s Board of Directors has adopted a formal written charter for the Audit Committee. A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations”, then clicking on “Committee Charters”, and then clicking on “Audit Committee Charter.”

The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in Nasdaq Rules 4200(a)(15) and 4350(d)(2). The Board of Directors has also determined that Alexander L. Cover is an audit committee financial expert as that term is defined in paragraph (d)(5)(ii) of Item 407 of Regulation S-K of the Securities and Exchange Commission.

          The Audit Committee is responsible for: (1) selecting, retaining and dismissing, if necessary, the independent auditors and approving audit fees and engagement terms and all non-audit services provided by the independent auditors; (2) reviewing and discussing with management and the independent auditors the Corporation’s audited consolidated financial statements and internal control over financial reporting; (3) meeting with the Corporation’s independent auditors and reviewing with them the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; (4) reviewing the plan, scope and results of internal audits performed by both the Bank’s in-house audit staff and independent external firms; (5) reviewing the results of examinations performed by regulatory authorities; (6) insuring that the Corporation fulfills the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related implementing regulations; (7) insuring that the Bank fulfills the annual audit and management reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991; and (8) reviewing the Bank’s performance of its obligations under the various laws and regulations affecting consumers, including the Federal Community Reinvestment Act. The Audit Committee Report is included in a separate section of this proxy statement.

Compensation Committee

          The Corporation has a separately-designated standing compensation committee. All the members of the Corporation’s Compensation Committee are independent as independence for directors is defined in Nasdaq Rule 4200(a)(15). The members of the Compensation Committee are Allen E. Busching, William H. J. Hoefling, Howard Thomas Hogan Jr., and Stephen V. Murphy. Walter C. Teagle III is an ex officio member of the Compensation Committee. The Committee met seven times during 2007.

          The Corporation’s Board of Directors has adopted a formal written charter for the Compensation Committee. A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “Investor Relations”, then clicking on “Committee Charters”, and then clicking on “Compensation Committee Charter.”

          The Compensation Committee is responsible for: (1) conducting a periodic review of the Corporation’s compensation policies, strategies and plans for the CEO, other executive officers and non-employee directors and reporting and making recommendations to the Board with respect thereto; (2) recommending to the Board for approval employment contracts for the CEO and other executive officers; (3) evaluating the performance of the CEO and, subject to any existing employment contract and consistent with market practice, determining and recommending to the Board the base compensation level for the CEO; (4) reviewing, at its discretion, the CEO’s performance evaluation of the other executive officers of the Corporation and recommending, subject to any existing employment contracts and consistent with market practice, as to the base compensation level of each such officer; (5) recommending to the Board for approval cash compensation for non-employee directors; (6) setting corporate goals used to determine cash bonuses paid to the CEO and other executive officers and stock-based compensation awarded to the CEO, other executive officers and non-employee directors; (7) recommending to the Board for approval cash bonuses to the Corporation’s CEO and other executive officers pursuant to the Corporation’s Incentive Compensation Plan or otherwise; (8) administration of the Corporation’s stock compensation plans, including recommending to the Board for approval awards of stock-based compensation to the CEO, other executive officers and non-employee directors pursuant to the Corporation’s Incentive Compensation Plan or otherwise; (9) conducting, or causing to be conduced, at its discretion, a periodic review of the Corporation’s pension, 401(k)/profit sharing, supplemental executive retirement and health and welfare plans; and (10) reviewing the compensation disclosures included in the Corporation’s annual proxy statement and preparing or causing to be prepared an annual report of the Committee on executive compensation to be included therein.

          Administration of the Corporation’s stock compensation plans includes selecting directors and officers to whom awards are to be made and determining the timing, duration, amount and type of each award. Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards.

          In determining an appropriate level of compensation for executive officers and non-employee directors, the Compensation Committee has periodically used compensation consulting firms to gather and help analyze the information necessary to make such determinations. As further described in the “Compensation Discussion and Analysis” included herein, in 2006 the Compensation Committee engaged Buck Consultants, LLC (“Buck Consultants”), an international compensation consulting firm, to review the Corporation’s executive compensation program versus that of its peers and to make recommendations regarding the program. In addition, Buck Consultants was engaged in 2007 to provide an update on the competitiveness of the compensation paid to the Corporation’s CEO when compared to the amounts paid to CEOs of the Corporation’s peer banks. In 2005, the Compensation Committee engaged Clarke Consulting to review the Corporation’s director compensation program versus that of its peers and to make recommendations regarding the program. For each of these engagements, the Compensation Committee worked with the consultants to arrive at a peer group of publicly held banks similar in size and scope to the Bank located in the Bank’s general geographic area.

          From time to time certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make compensation determinations. However, such executive officers do not have a significant policy making role with respect to determining the amount or form of executive or director compensation.

Loan Committee of the Bank

          The Bank has a separately-designated standing loan committee. The Loan Committee consists of members who, except for Mr. Vittorio, are not officers of the Bank. Generally, loans in excess of $300,000 up to and including $5,000,000 require the approval of the Management Loan Committee. Loans in excess of $5,000,000 up to and including $7,500,000 also require the approval of two non-management members of the Board Loan Committee. Loans in excess of $7,500,000 require the recommendation of the Management Loan Committee and the approval of a majority of the Board of Directors. The entire committee meets on a quarterly basis to review the overall portfolio. The members of the Loan Committee are Paul T. Canarick, Beverly Ann Gehlmeyer, William H. J. Hoefling, Howard Thomas Hogan Jr., J. Douglas Maxwell Jr., Stephen V. Murphy, and Michael N. Vittorio. Walter C. Teagle III is an ex officio member of the Loan Committee. The Committee held four meetings in 2007.

COMPENSATION OF DIRECTORS

Cash Compensation

          The non-executive Chairman of the Board of Directors of the Corporation and the Bank receives a quarterly retainer of $20,000 for service on both boards. The Chairman does not receive per meeting fees or committee retainers. Other non-employee directors are paid a quarterly retainer of $3,500 for service on the Corporation’s board and $1,200 for each regularly scheduled monthly meeting of the Bank’s board, provided they attend at least nine of the eleven meetings. If a director attends fewer than nine meetings, the director is paid $1,200 for each meeting attended. In addition, directors of the Corporation and the Bank are generally paid $1,200 for each special Board meeting and $500 for each telephone Board meeting. In addition to cash compensation, the non-executive Chairman of the Board as well as other non-employee directors receive stock-based compensation as described hereinafter.

          The Chairman of the Corporation’s Governance and Nominating Committee receives an annual retainer of $2,500, and other committee members receive annual retainers of $1,000. The Chairman of the Corporation’s Audit Committee receives an annual retainer of $10,000, and other committee members receive annual retainers of $4,000. The Chairman of the Corporation’s Compensation Committee receives an annual retainer of $4,000, and other committee members receive annual retainers of $2,000.

          The Chairperson of the Bank’s Loan Committee receives an annual retainer of $2,500, and other committee members receive annual retainers of $1,000. In addition, the Chairperson and all other members of the Bank’s Loan Committee receive $500 per meeting with the Management Loan Committee. Mr. Vittorio does not receive director fees or committee fees from the Corporation or the Bank.

Stock-based Compensation

          The Corporation’s 2006 Stock Compensation Plan allows for the granting of equity awards to non-employee directors of the Corporation. In January 2007, based on 2006 board service, the non-executive Chairman was granted 1,984 nonqualified stock options (“NQSOs”) with a value of $12,007 and a target number of restricted stock units (“RSUs”) with a value of $29,410. Each other nonemployee director received a grant of 992 NQSOs with a value of $6,004 and a target number of RSUs with a value of $14,733. In addition, Mr. Murphy received a grant of 632 NQSOs with a value of $3,825 on account of 2005 board service. The number of RSUs granted to the Chairman and each nonemployee director is in accordance with a methodology recommended by the Compensation Committee and adopted by the Board of Directors on January 18, 2007. Pursuant to the methodology, nonemployee directors will receive annual restricted stock unit grants having a value that bears the same relationship to the value of their annual stock option grants as the value of annual restricted stock unit grants to executive officers bears to the value of their annual stock option grants.

          The NQSOs granted to directors in 2007 have an exercise price of $21.81 which was the fair market value of one share of the Corporation’s stock on the date of grant. Twenty percent (20%) of the NQSOs granted in 2007 become exercisable on each of the first five anniversaries of the date of grant, except for the immediate vesting of all outstanding NQSOs which occurs upon retirement, death or disability. The RSUs granted in 2007 may be convertible into shares of common stock after three years except for the ability to immediately convert all outstanding RSUs upon retirement, death or disability. The ability to convert RSUs into shares of common stock after three years and the related conversion ratio will be determined in the same manner as for executive officers described in “Incentive Compensation – Executive Officers” appearing elsewhere in this proxy statement.

          The following table sets forth information concerning the compensation of directors for 2007. The values shown for 2007 in the “Compensation Cost of Stock Awards” and “Compensation Cost of Option Awards” columns of the table (columns (c) and (d)) represent the compensation cost of stock awards in the form of RSUs and option awards, before reflecting forfeitures, recognized for financial statement reporting purposes pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123(R)”). Under SFAS No. 123(R), stock and options awards granted to non-

employee directors after January 1, 2006 are expensed over their three and five year vesting periods, respectively, or the period to retirement age, whichever is shorter. Stock awards consist solely of RSUs.

DIRECTOR COMPENSATION
YEAR ENDED DECEMBER 31, 2007

Name (a)	Fees Earned or Paid in Cash ($) (b)	Compen- sation Cost Of Stock Awards (1) ($) (c)	Compen- sation Cost Of Option Awards (1) ($) (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($) (e)	Total Compen- sation ($) (f)	Option Awards Out- standing at Fiscal Year End (#) (g)	Stock Awards Out- standing at Fiscal Year End (3) (#) (h)

Allen E. Busching	$36,700	$14,733	$6,004	$546	$57,983	8,206	1,044
Paul T. Canarick	$31,200	$4,743	$2,599	$726	$39,268	4,166	1,044
Alexander L. Cover	$38,700	$4,743	$7,042		$50,485	3,752	1,044
Beverly Ann Gehlmeyer	$36,200	$14,733	$6,004	$4,162	$61,099	6,502	1,044
William H. J. Hoefling	$29,500	$4,743	$1,198		$35,441	992	1,044
Howard Thomas Hogan Jr., Esq.	$30,700	$4,743	$7,269	$2,301	$45,013	7,118	1,044
John T. Lane	$4,733				$4,733
J. Douglas Maxwell Jr.	$36,700	$4,743	$7,269	$3,017	$51,729	8,796	1,044
Stephen V. Murphy	$32,700	$4,743	$2,668		$40,111	2,076	1,044
Walter C. Teagle III	$80,000	$9,824	$14,463	$730	$105,017	9,760	2,084

(1)

The values shown represent the compensation cost of stock and option awards, before reflecting forfeitures, recognized for financial statement reporting purposes pursuant to SFAS No. 123(R). For purposes of determining the compensation cost of stock option awards, the grant date fair value of options was calculated using the Black-Scholes option pricing model and was $6.05 and $5.98 for awards made in 2007 and 2006, respectively. The assumptions utilized in the Black-Scholes model for expected volatility, expected dividends, expected term and the risk free interest rate were 25.24%, 2.06%, 6.7 years and 4.53%, respectively, for 2007 awards and 25.11%, 2.09%, 6.7 years, and 5.07%, respectively, for 2006 awards (see Note J “Stock-Based Compensation” to the Corporation’s 2007 Consolidated Financial Statements). For purposes of determining the compensation cost of stock awards, which consist solely of RSUs, the grant date fair value is equal to the market price of the shares underlying the awards on the date of grant, discounted for cash dividends that are not paid on RSUs. Because directors Busching and Gehlmeyer have already reached retirement age, the full value of the stock and option awards to them in 2007 were expensed on the date of grant. There were no forfeitures for directors in 2007.

(2)	The change in pension value represents interest on the benefit frozen as of December 31, 2000 (see Retirement Plan For Directors for additional details).

(3)

Represents the maximum number of shares of common stock into which the stock awards in the form of RSUs can be converted if certain performance criteria are met in 2009. The target and threshold number of shares is 66 2/3% and 33 1/3%, respectively, of the maximum.

          The following table sets forth information regarding the grant of plan based awards during 2007 to nonemployee directors. The awards were granted by the Board on January 18, 2007 based on a recommendation by the Compensation Committee. The awards included RSUs which are reflected in columns (c), (d) and (e) and NQSOs which are reflected in column (f). With respect to RSUs, column (h) reflects the grant date fair value of the maximum future payout. The target and threshold payouts are 66 2/3% and 33 1/3%, respectively, of the maximum.

GRANT OF PLAN BASED AWARDS
YEAR ENDED DECEMBER 31, 2007

Name (a)	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Under- lying Options (#) (f)	Exercise or Base Price of Option Awards ($/Sh) (g)	Grant Date Fair Value of Stock and Option Awards (h)

		Threshold (#) (c)	Target (#) (d)	Maximum (#) (e)

Allen E. Busching	1/18/2007				992	$21.81	$6,004
Allen E. Busching	1/18/2007	348	696	1,044			$22,100
Paul T. Canarick	1/18/2007				992	$21.81	$6,004
Paul T. Canarick	1/18/2007	348	696	1,044			$22,100
Alexander L. Cover	1/18/2007				992	$21.81	$6,004
Alexander L. Cover	1/18/2007	348	696	1,044			$22,100
Beverly Ann Gehlmeyer	1/18/2007				992	$21.81	$6,004
Beverly Ann Gehlmeyer	1/18/2007	348	696	1,044			$22,100
William H. J. Hoefling	1/18/2007				992	$21.81	$6,004
William H. J. Hoefling	1/18/2007	348	696	1,044			$22,100
Howard Thomas Hogan Jr., Esq.	1/18/2007				992	$21.81	$6,004
Howard Thomas Hogan Jr., Esq.	1/18/2007	348	696	1,044			$22,100
John T. Lane	—	—	—	—	—	—	—
J. Douglas Maxwell Jr.	1/18/2007				992	$21.81	$6,004
J. Douglas Maxwell Jr.	1/18/2007	348	696	1,044			$22,100
Stephen V. Murphy	1/18/2007				1,624	$21.81	$9,829
Stephen V. Murphy	1/18/2007	348	696	1,044			$22,100
Walter C. Teagle III	1/18/2007				1,984	$21.81	$12,007
Walter C. Teagle III	1/18/2007	695	1,390	2,084			$44,115

MANAGEMENT

          The following tables contain information about the executive officers of the Corporation and the Bank.

Executive Officers of the Corporation	Age	Present Capacity	Term of Office	Officer Since

Michael N. Vittorio	55	Director, President and Chief Executive Officer	3 yrs.	2002
Mark D. Curtis	53	Senior Vice President and Treasurer	1.5 yrs.	1997
Sallyanne K. Ballweg	52	Senior Vice President	1 yr.	2007
John Grasso	49	Senior Vice President	1 yr.	2007
Brian J. Keeney	59	Senior Vice President	1.5 yrs.	2000
Richard Kick	50	Senior Vice President	1.5 yrs.	1991
Donald L. Manfredonia	56	Senior Vice President	1.5 yrs.	1987
Joseph G. Perri	56	Senior Vice President	1.5 yrs.	1990

Executive Officers of the Bank	Age	Present Capacity	Term of Office	Officer Since

Michael N. Vittorio	55	Director, President and Chief Executive Officer	1 yr.	2002
Mark D. Curtis	53	Executive Vice President, Chief Financial Officer and Cashier	1 yr.	1997
Sallyanne K. Ballweg	52	Senior Executive Vice President	1 yr.	2007
John Grasso	49	Executive Vice President	1 yr.	2007
Brian J. Keeney	59	Executive Vice President	1 yr.	2000
Richard Kick	50	Executive Vice President	1 yr.	1991
Donald L. Manfredonia	56	Executive Vice President	1 yr.	1982
Joseph G. Perri	56	Executive Vice President	1 yr.	1990

          Ms. Ballweg joined the Corporation and the Bank on December 31, 2007 as Senior Vice President of the Corporation and Senior Executive Vice President of the Bank. From 1978 through August 2007, Ms. Ballweg was employed at JPMorgan Chase, most recently as Senior Vice President responsible for managing Chase’s middle market business in Queens. Previously, Ms. Ballweg was a Vice President and Team Leader, responsible for Chase’s middle market business on Long Island.

          Mr. Grasso joined the Corporation and the Bank on January 22, 2007 as Senior Vice President of the Corporation and Executive Vice President of the Bank. From 1999 through 2006, Mr. Grasso was employed at HSBC Bank USA as Senior Vice President/District Executive responsible for managing consumer, commercial and investment business for twenty-two branches in Nassau County, Long Island. Previously he held various positions at Chase Manhattan Bank, Dime Savings Bank of New York and Ridgewood Savings Bank.

COMPENSATION COMMITTEE REPORT

          We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

          Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Allen E. Busching William H. J. Hoefling Howard Thomas Hogan Jr. Stephen V. Murphy Walter C. Teagle III

COMPENSATION DISCUSSION AND ANALYSIS

          The following is a discussion of the compensation awarded to, earned by, or paid to the named executive officers. The discussion explains all the material elements of the Corporation’s compensation of the named executive officers. It should be read in conjunction with “Incentive Compensation Plan – Executive Officers” and the other executive compensation disclosures that appear elsewhere in this proxy statement.

Objectives Of The Executive Compensation Program

          The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain the talent necessary to successfully operate and grow the Bank.

What The Executive Compensation Program Is Designed To Reward

          Certain elements of the executive compensation program are intended to reward current performance while others are intended to provide an incentive for continued employment and future performance.

Elements Of Executive Compensation

          The executive compensation program consists of three basic components: cash, equity awards currently in the form of NQSOs and RSUs and other noncash compensation.

          Cash Compensation. The cash components of the executive compensation program are base salary and short-term incentive compensation awarded in the form of cash bonuses. Cash bonuses are generally paid to executive officers in the early part of the year based on performance for the year just past. The CEO’s bonus is based solely on corporate financial performance and the bonuses for the CFO and other executive officers are based on a combination of corporate financial performance, personal performance and the discretion of the CEO and the Compensation Committee. The weight assigned to corporate performance for the CFO and other executive officers for the bonuses paid on account of 2007 was 80%, with the remaining 20% of their bonuses determined by the personal performance and the discretion of the CEO and the Compensation Committee. Except for Mr. Keeney, who serves as Executive Vice President and Executive Trust Officer, these same weights will be used to determine bonuses to be paid on account of the 2008 year. For Mr. Keeney, the weight assigned to corporate performance for 2008 is 50%, with the remaining 50% of his bonus to be determined by personal performance and the discretion of the CEO and the Compensation Committee.

          For the purpose of determining annual cash bonuses, corporate financial performance for a year is measured by comparing the year’s actual net income, return on average assets (“ROA”) and ending loan to deposit ratio to the target level for each such metric set forth for that year in the Corporation’s strategic plan. In computing overall financial performance, net income is assigned a weight of 50%, ROA 20% and the loan to deposit ratio 30%. Personal performance is currently measured by the achievement of objective personal goals, such as growth in demand deposit balances or the successful introduction and implementation of a new product. Such goals are designed to drive, either directly or indirectly, the Corporation’s current and/or future performance.

          If the Corporation achieves the target levels for net income, ROA and the loan to deposit ratio set forth in its strategic plan, the CEO receives a cash bonus equal to 35% of his base salary. For the CFO and other executive officers, if they also achieve all of their personal goals, subject to the discretion of the CEO and the Compensation Committee, they receive cash bonuses equal to 30% of their base salaries. The CEO can earn a cash bonus of up to 52.5% of his base salary and the other executive officers can earn bonuses of up to 45% of their base salaries for a maximum level of performance in terms of net income, ROA and the loan to deposit ratio. Conversely, if net income, ROA and the loan to deposit ratio just hit threshold levels of performance, the cash bonus for the CEO will be 17.5% of his base salary and the cash bonuses for the other executive officers will be 15% of their base salaries. If less than the threshold level of net income, ROA and the loan to deposit ratio are achieved, neither the CEO nor the other executive officers will receive a cash bonus. Performance greater than the threshold level but less than the maximum level will result in a bonus proportionately greater than the minimum bonus but less than the maximum bonus. For cash bonuses paid on account of 2007, the threshold level of net income, ROA and the loan to deposit ratio was $8.2 million, .82%, and 49.41%, respectively, the target level of net income, ROA and the loan to deposit ratio was $10.9 million, 1.09%, and 52.01%, respectively, and the maximum level of net income, ROA and the loan to deposit ratio was $19.1 million, 1.64%, and 62.41%, respectively.

          Cash bonuses for the CEO and other executive officers can be reduced at the discretion of the Compensation Committee in any year in which the Bank’s regulatory rating declines. In addition, in the future the Compensation Committee may use different metrics to measure corporate performance such as earnings per share, return on average stockholders’ equity (“ROE”) and the CAMELS rating assigned by the Bank’s primary federal regulator.

           2007 Equity Awards. The most significant noncash component of the executive compensation program is equity awards currently in the form of NQSOs and RSUs. The number of stock options awarded to the CEO and each of the other executive officers in 2007 was calculated by dividing 27.06% of their 2006 base salaries by the average of the closing bid and ask prices for the Corporation’s common stock on December 31, 2006. The percentage of base salary to be used in the calculation ranged from 0% to 60%. The actual percentage used was determined by comparing the Corporation’s earnings per share for 2006 to the 2006 earnings per share goal set by the Compensation Committee.

          The CEO and each of the other executive officers were also awarded RSUs in 2007 with a value equal to 20% of their 2006 base salaries. These RSUs were granted pursuant to the Incentive Compensation Plan for Executive Officers (the “2007 Incentive Plan”) fully described in this proxy statement under the heading “Incentive Compensation Plan – Executive Officers.” The ability to convert these RSUs into shares of the Corporation’s common stock and the related conversion ratio is dependent on the Corporation’s 2009 net income and ROA, with each being assigned a 50% weight. For the threshold level of performance the conversion ratio is one unit for one-half (½) share of common stock, while the conversion ratio for the target level of performance is one unit for one share of common stock and for the maximum level of performance is one unit for one and one-half (1½) shares of common stock. The threshold, target and maximum levels of performance for 2009 are net income of $9.8 million, $13.0 million and $22.8 million, respectively, and ROA of .85%, 1.13% and 1.70%, respectively.

           Future Equity Awards. Beginning in 2008, all equity awards for the CEO and other executive officers will be in accordance with the provisions of the 2007 Incentive Plan. In accordance with the Plan, stock-based compensation is to continue to be awarded to executive officers in the form of NQSOs and RSUs. Such awards will continue to be made in the early part of the year based on corporate financial performance for the year just past. Corporate financial performance for purposes of determining both NQSO and RSU awards will be measured by comparing the Corporation’s actual net income and ROA for the year to the level for each set forth for the corresponding year in the Bank’s strategic plan. In computing overall financial performance, net income and ROA will each be assigned a weight of 50%.

          If the Corporation achieves the levels of net income and ROA set forth in its strategic plan, the CEO and other executive officers will each receive NQSOs with a grant date fair value equal to 20% of their base salaries and RSUs with a grant date fair value equal to 20% of their base salaries. For this purpose, the grant date fair value for NQSOs is equal to one third (1/3) of the Corporation’s closing stock price on the date of grant and the grant date fair value of RSUs is equal to the Corporation’s closing stock price on the date of grant. The CEO and other executive officers can receive NQSOs and RSUs each with a grant date fair value up to 30% of their base salaries for maximum levels of net income and ROA. Conversely, if net income and ROA just hit threshold levels of performance, the CEO and other executive offices will receive NQSOs and RSUs each with a grant date fair value equal to 10% of their base salaries. If less than the threshold level of net income and ROA are achieved, neither the CEO nor the other executive officers will receive awards of NQSOs or RSUs.

          The ability to convert RSUs into shares of the Corporation’s common stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year (the “measurement year”) of the three calendar year period beginning in the year in which the RSUs were awarded. Corporate performance for purposes of converting restricted stock units will be assessed using the same financial performance metrics used for the awarding of RSUs. If in the measurement year the Corporation achieves the target levels of net income and ROA set forth in its strategic plan for that year, the RSUs will be convertible into shares of common stock on a one-to-one basis. If net income and ROA just hit threshold levels of performance, each RSU will be convertible into one-half (½) share of common stock. If net income and ROA fall below the threshold level, the RSUs will expire and not be convertible into shares of the Corporation’s common stock. Performance greater than the threshold level but less than the target level will result in a conversion ratio proportionately greater than one RSU for one-half (½) share of commonstock but less than one RSU for one share of common stock.

          The Corporation does not have equity or other security ownership requirements for its executive officers.

          Other Noncash Compensation. Other noncash compensation consists of: (1) retirement benefits paid under the Bank’s defined benefit pension plan (the “Pension Plan”) and 401(k)/Profit Sharing Plan (the “Profit Sharing Plan”); (2) supplemental executive retirement benefits paid under the Bank’s Supplemental Executive Retirement Plan (“SERP”); and (3) fringe benefits not available to the general employee population of the Bank.

          The only participant in the SERP, which is described in detail elsewhere in this proxy statement, is the CEO. Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and/or country clubs. As of December 31, 2007, all of the Bank’s executive officers have use of a company automobile and three of the Bank’s executive officers, including the CEO, have country club memberships.

          The Compensation Committee periodically evaluates the competitiveness of the Corporation’s retirement benefits for executive officers and all other employees on the basis of the percentage of employment income replaced by such benefits in retirement versus the percentage replaced by the programs of its peers. Gains from prior stock option awards have not been specifically considered in setting retirement benefits.

Why We Choose To Pay Each Element of Executive Compensation

          The Compensation Committee believes that base salary for an executive officer should compensate the officer for the skills and effort required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Corporation. The Compensation Committee has included incentive compensation awarded in the form of annual bonuses in the executive compensation program as a means to incent executive officers to maximize corporate performance through, among other things, the achievement of corporate goals set forth in the Corporation’s strategic plan and personal goals set for the officer at the beginning of the fiscal year. Longer-term components of compensation, which include awards under the Corporation’s stock-based compensation program and retirement benefits provided by the Corporation’s Pension, 401(k)/profit sharing, and SERP plans are provided to encourage executive officers to maintain their employment with the Corporation and maximize long-term corporate performance. The purpose of the SERP is to provide executive officers selected by the Compensation Committee with the additional pension, 401(k), and profit sharing benefits, if any, that they would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax qualified retirement plans. Country club memberships are provided to certain executive officers to aid them in achieving their business development and retention goals. Business automobiles are generally provided to executive officers as an alternative to reimbursing such officers for mileage driven on account of business conducted on behalf of the Bank.

How We Determine The Amount To Pay For Each Element of Executive Compensation

          The total compensation paid by the Corporation to its executive officers is based on an overall assessment of the Corporation’s financial performance, both current and projected, as well as comparisons of total compensation to the like amounts paid by peer banks to their executive officers. Such comparative studies are performed on a periodic basis by an independent compensation consulting firm working under the direction of the Corporation’s Compensation Committee. The most recent full study was undertaken and completed in 2006 by Buck Consultants. In addition, Buck Consultants was engaged in 2007 to provide an update on the competitiveness of the compensation paid to the Corporation’s CEO when compared to the amounts paid to CEOs of the Corporation’s peer banks. The peer group, which was determined by the Compensation Committee in consultation with Buck Consultants, included fifteen (15) publicly held banks located in New York, New Jersey, and Pennsylvania, the Bank’s general geographic area. These banks were similar in size and scope to the Bank, with total assets ranging from approximately $500 million to $2 billion, or one-half (½) to twice the size of the Bank. The peer banks included State Bancorp, Inc., Suffolk Bancorp, Smithtown Bancorp, Inc., Bridge Bancorp, Inc., Hudson Valley Holding

Corp., Sterling Bancorp, Royal Bancshares of Pennsylvania, Inc., Peapack-Gladstone Financial Corporation, Center Bancorp, Inc., Greater Community Bancorp, Republic First Bancorp, Inc., First Chester County Corporation, Bryn Mawr Bank Corporation, PSB Bancorp, Inc., and Central Jersey Bancorp. The Compensation Committee believes that total compensation for executive officers should generally be at or about the 75th percentile of the peer group.

Termination and Change in Control Payments

          Each of the named executive officers has an employment agreement with the Corporation that provides for severance compensation in the event of an involuntary termination of employment or resignation of employment following a change in control. These provisions are designed to insure that the executive officers of the Bank are not significantly harmed or unduly enriched and are thereby indifferent to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s shareholders. In determining the severance arrangement for the CEO and each of the other executive officers, the Compensation Committee considered the severance arrangements offered by peer banks to their CEOs and other executive officers.

Impact of Accounting and Tax Treatment of Certain Elements of Compensation

          Effective January 1, 2006, the date the Corporation adopted SFAS No. 123(R), the Compensation Committee began granting nonqualified stock options as opposed to incentive stock options as had been granted in the past. Nonqualified stock options are advantageous from the Corporation’s standpoint because, unlike incentive stock options, the Corporation can record a book tax benefit for the compensation cost recognized for financial statement reporting purposes under SFAS No. 123(R) and receives a tax benefit upon the exercise of in-the-money options.

Role of Executive Officers In Determining Executive Compensation

          The proposed compensation of executive officers is determined by the Compensation Committee, sometimes working in conjunction with compensation consultants, and then recommended to the Board. From time to time certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations. However, these officers do not have a significant policy-making role with respect to determining the amount or form of executive compensation.

COMPENSATION OF EXECUTIVE OFFICERS

          Included in the Summary Compensation Table that follows is information with respect to the aggregate compensation paid or accrued during each of the three years in the period ended December 31, 2007 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank who received total compensation, excluding that reported in column (g) of the Summary Compensation Table, of more than $100,000 for services rendered to the Corporation or the Bank (the “named executive officers”). The compensation information provided for 2005 has been restated to conform to the presentation for 2006 and 2007. All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements. All of the listed officers are also officers of the Corporation but received salaries only from the Bank. No compensation for their employment, other than stock options and RSUs, was received from the Corporation. A description of the incentive compensation plan under which the bonuses were paid follows.

SUMMARY COMPENSATION TABLE
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

Name and Principal Position (a)	Year (b)	Base Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards (1) ($) (f)	Change in Pension Value ($) (g)	All Other Compen- sation (2) ($) (h)	Total ($) (i)

Michael N. Vittorio	2007	$371,000	$149,179	$22,695	$45,748	$51,972	$56,777	$697,371
President, Chief Executive	2006	$349,500	$125,915	—	$ 4,330	$42,589	$16,235	$538,569
Officer and Director	2005	$327,500	$156,000	—	$48,263	$33,332	$20,756	$585,851

Mark D. Curtis	2007	$199,500	$68,558	$12,534	$12,006	$41,819	$ 9,795	$344,212
Senior Vice President	2006	$194,500	$67,708	—	$ 2,460	$28,658	$18,053	$311,379
and Treasurer	2005	$186,000	$75,725	—	$26,959	$27,083	$21,241	$337,008

Donald L. Manfredonia	2007	$210,000	$70,497	$13,549	$27,084	$70,828	$10,407	$402,365
Senior Vice President	2006	$210,000	$75,159	—	$ 9,496	$59,014	$19,230	$372,899
	2005	$203,000	$71,862	—	$43,113	$60,136	$22,885	$400,996

Joseph G. Perri	2007	$194,000	$56,978	$12,534	$25,009	$57,796	$ 7,022	$353,339
Senior Vice President	2006	$194,000	$63,521	—	$ 8,764	$52,062	$15,290	$333,637
	2005	$187,500	$60,938	—	$39,942	$51,383	$17,273	$357,036

Richard Kick	2007	$197,500	$77,703	$12,194	$ 7,875	$46,903	$ 9,685	$351,860
Senior Vice President	2006	$192,500	$68,079	—	$ 7,492	$38,372	$17,490	$323,933
	2005	$184,000	$74,095	—	$36,540	$37,072	$19,436	$351,143

(1)

The values shown for 2007 and 2006 represent the compensation cost of stock and option awards, before reflecting forfeitures, recognized for financial statement reporting purposes pursuant to SFAS No. 123(R). Since the Corporation did not adopt SFAS No. 123(R) until January 1, 2006, the amounts shown for 2005 represent pro forma amounts computed as if the Corporation had adopted SFAS No. 123(R) on January 1, 2005. For purposes of determining the compensation cost of stock option awards, the grant date fair value of options was calculated using the Black-Scholes option pricing model and was $6.05, $5.98, and $6.51 for awards made in 2007, 2006 and 2005, respectively. The assumptions utilized in the Black-Scholes model for expected volatility, expected dividends, expected term and the risk free interest rate were 25.24%, 2.06%, 6.7 years and 4.53%, respectively, for 2007 awards, 25.11%, 2.09%, 6.7 years, and 5.07%, respectively, for 2006 awards, and 24.17%, 2.0%, 7 years and 4.15%, respectively, for 2005 awards (see Note J “Stock-Based Compensation” to the Corporation’s 2007 Consolidated Financial Statements). For purposes of determining the compensation cost of stock awards, which consist solely of RSUs, the grant date fair value of RSUs is equal to the market price of the shares underlying the awards on the date of grant, discounted for cash dividends that are not paid on RSUs. There were no forfeitures for the named executive officers in 2007, 2006 or 2005, respectively.

(2)

All other compensation for 2007 (column (h) of the “Summary Compensation Table”) includes the amounts shown in the following table that were either paid, accrued or contributed on behalf of the named executive officers. The 401(k) contributions shown in the table do not include amounts paid under the SERP. Such amounts are reported in the “Nonqualified Deferred Compensation Table” appearing elsewhere in this proxy statement. All other compensation does not include the incremental cost to the Corporation of providing the named executive officers with group life and health insurance benefits, because such benefits do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all employees.

ALL OTHER COMPENSATION TABLE
YEAR ENDED DECEMBER 31, 2007

	Perquisites and Other Personal Benefits		Tax Gross Up on SERP Contri- butions and Tax Reimburse- ments	401(k) Matching Contributions	Total All Other Compensation

Name	Personal Use of Business Auto	Personal Use of Country Club

Michael N. Vittorio	$1,025	$ 63	$48,939	$6,750	$56,777
Mark D. Curtis	$3,810			$5,985	$ 9,795
Donald L. Manfredonia	$3,296	$811		$6,300	$10,407
Joseph G. Perri	$1,202			$5,820	$ 7,022
Richard Kick	$3,760			$5,925	$ 9,685

          As further described in the “Employment Contracts” section of this proxy statement, each of the named executive officers has an employment contract with the Corporation. Mr. Vittorio’s contract has a three year (3) term beginning January 1, 2008 and the other named executive officers, have contracts with eighteen (18) month terms, also beginning January 1, 2008.

          The Compensation Committee recognizes that currently paid out compensation, consisting primarily of salary and bonus, comprises the most significant portion of each executive officer’s total compensation. Under the 2008 Plan, equity awards have become a more significant piece of each executive officer’s total compensation. The target annual equity award for each executive officer is equity with a value equal to 40% of base salary and the maximum annual equity award will be equity with a value equal to 60% of base salary.

COMPENSATION PURSUANT TO PLANS

Pension Plan

          The Bank is a participant in the New York State Bankers Retirement System Pension Plan and maintains the related SERP described below. For each of the named executive officers, the following table sets forth the present value of accumulated benefits under the Pension Plan and SERP and the number of years of credited service as of and through September 30, 2007.

PENSION BENEFITS
SEPTEMBER 30, 2007

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit (1) ($) (d)

Michael N. Vittorio	a) Tax Qualified Defined Benefit Pension Plan	4.17	$ 81,586
	b) Supplemental Executive Retirement Plan	4.17	$ 88,703
Mark D. Curtis	Tax Qualified Defined Benefit Pension Plan	9.75	$222,986
Donald M. Manfredonia	Tax Qualified Defined Benefit Pension Plan	23.83	$635,009
Joseph G. Perri	Tax Qualified Defined Benefit Pension Plan	15.92	$426,057
Richard Kick	Tax Qualified Defined Benefit Pension Plan	15.50	$289,234

\
(1)

September 30, 2007 is the same plan measurement date used for financial statement reporting purposes with respect to the Corporation’s audited consolidated financial statements for the most recently completed fiscal year. The significant actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note K to those financial statements. With respect to the SERP, a discount rate of 4.79% was used to determine the present value of the accumulated benefit. This discount rate is equivalent to the average yield of the thirty (30) year U.S. Treasury Bond for the month preceding the valuation date and is believed to be a reasonable estimate of the rate implicit in a single life annuity that could be purchased from an insurance company to settle the Corporation’s obligation upon retirement under the SERP.

          The Pension Plan covers employees who are over the age of 21 years and have been employed for over one year. The normal retirement age is 65 and early retirement with reduced benefits is available at age 55. However, an unreduced benefit is available at age 62 or above to a participant with at least 10 years of vesting service whose employment terminates after age 55 and who begins receiving benefits after attaining age 62. Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity. Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months. All participants, whether with or without a spouse, may elect optional forms of benefit payments. For all participants, the annuity benefit is computed by (i) multiplying the participant’s Average Compensation by the product of 1.75 percent and the participant’s credited years of service (to a maximum of 35 years), (ii) adding 1.25 percent of Average Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years), and (iii) subtracting the product of .49 percent of the participant’s Final Average Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years. The .49 percent represents the minimum Social Security offset to the pension benefit. Average Compensation, Final Average Compensation, Covered Compensation and Benefit Service are all as defined in the Pension Plan.

          The Bank makes annual payments to a trust fund, computed on an actuarial basis, to fund benefits under the Pension Plan. Contributions of $1,000,000 and $1,087,431 were made for the plan years ending September 30, 2007 and 2006, respectively. Employees also make contributions of 2 percent of their compensation. An employee becomes fully vested after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or upon attainment of age 55.

          The elements of compensation used to determine benefits paid under both the Pension Plan and SERP include base salary, commissions, bonuses, taxable fringe benefits, reimbursements and expense allowances, but exclude employer contributions to the 401(k)/profit sharing plan, amounts realized from the exercise of nonqualified stock options and amounts realized from the sale, exchange or other disposition of stock. Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. For SERP participants, any benefits which may be above the limits under these sections would be payable under the SERP.

          Messrs. Keeney, Manfredonia, Perri and Vittorio have each attained age 55 and are therefore eligible for early retirement under the Pension Plan. Since Messrs. Manfredonia and Perri each have more than ten (10) years of vesting service, if they were to elect early retirement their accrued pension benefit under the Pension Plan would be reduced by three percent (3%) for each year that they elect to have their pension benefit commence before the attainment of age 62. Since Messrs. Keeney and Vittorio each have less than ten (10) years of vesting service, if they were to elect early retirement their accrued pension benefit under the Pension Plan would be reduced by three percent (3%) for each year that they elect to have their pension benefit commence before the attainment of age 65.

Supplemental Executive Retirement Plan

          On August 3, 1995, the Corporation adopted The First National Bank of Long Island Supplemental Executive Retirement Plan. The SERP provides benefits that would have been provided under the Pension Plan and 401(k)/Profit Sharing Plan, if any, in the absence of Internal Revenue Code limitations for qualified plans. The benefits are provided for employees designated by the Compensation Committee of the Board of Directors. Mr. Vittorio is the only participant in the SERP as of December 31, 2007.

          Supplemental pension and 401(k)/profit sharing plan contributions, if any, under the SERP are made to a “secular trust” for the benefit of the participant(s). Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank. Accordingly, the contributions are taxable to the participant(s) and deductible by the Bank when made. Supplemental retirement plan contributions for the participant(s) are made in an amount estimated to be sufficient to fund future benefits after withholding taxes on the contribution amount. Trust income is also taxable to the participant(s). The Bank pays the participant(s) an amount that, after taxes on this amount are withheld, will be sufficient for the participant(s) to pay taxes on the trust income.

          The following Nonqualified Deferred Compensation Table sets forth information as of and for the year ended December 31, 2007 for Mr. Vittorio with respect to the 401(k)/profit sharing SERP. The other named executive officers are not participants in the SERP. The amount reported in the “Registrant Contributions” and “Aggregate Earnings” columns of the table (columns (b) and (c)) are not included in compensation for the last completed fiscal year in the “Summary Compensation Table” appearing elsewhere in this proxy statement. Except for $9,195 reported in the nonqualified deferred compensation table of last year’s proxy statement, the amount reported in the “Aggregate Balance” column of the Nonqualified Deferred Compensation Table (column (d)) has been previously reported as compensation for Mr. Vittorio in the Summary Compensation Tables appearing in proxy statements for prior years.

NONQUALIFIED DEFERRED COMPENSATION
YEAR ENDED DECEMBER 31, 2007

Name (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Balance at Last Fiscal Year End ($) (d)

Michael N. Vittorio	$4,380	$629	$23,204

Profit Sharing Plan

          The Bank has a combined 401(k)/profit sharing plan. Employees are eligible to participate provided they are at least 21 years of age and have completed one year of service in which they worked 1,000 hours if full-time or 700 hours if part-time. Participants may elect to contribute, on a tax-deferred basis, up to 25% of gross compensation, as defined, subject to the limitations of Section 401(k) of the Internal Revenue Code. The Bank may, at its sole discretion, make “Additional” contributions to each participant’s account based on the amount of the participant’s tax deferred contributions and make profit sharing contributions to each participant’s account equal to a percentage of the participant’s compensation, as defined. Based on a recent competitive review of the Bank’s overall retirement program versus those of its peers, the Compensation Committee decided to discontinue profit sharing contributions beginning in 2007. In determining an appropriate profit sharing contribution percentage for 2006 and prior years, the Compensation Committee considered the Bank’s actual performance against targeted earnings goals. Participants are fully vested in their elective contributions and, after five years of participation in the Profit Sharing Plan, are fully vested (20% vesting per year) in the Additional and profit sharing contributions, if any, made by the Bank. Additional contributions were $279,316, $179,000, and $166,000 for 2007, 2006, and 2005, respectively, and profit sharing contributions were $524,000 and $664,000 for 2006 and 2005, respectively.

          Participants in the Profit Sharing Plan will receive benefits generally upon attainment of age 65. However, the Profit Sharing Plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances. The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan. The amount allocated in 2007 under the 401(k)/Profit Sharing Plan, consisting solely of 401(k) matching contributions, to the account of each named executive officer is set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

Retirement Plan For Directors

          On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors (the “Retirement Plan”). Effective December 31, 2000, the Retirement Plan was terminated. Upon termination, the benefits earned by directors for services rendered through December 31, 2000 were frozen and the ability of directors to earn additional benefits under the Retirement Plan was discontinued. Upon retirement after attaining the age of sixty (60) years, each of the current directors who was a director prior to 2001 will receive a credit (the “Credit Percentage”) of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, to a maximum of one hundred percent (100%). The annual benefit (the “Annual Benefit”) under the Retirement Plan is equal to the monthly Board of Directors attendance fee in effect as of December 31, 2000 of $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage. The Annual Benefit is payable for a period of seven (7) years from the date of retirement (the “Payment Period”), in quarterly installments. In the event of the death of a director or a retired director, the surviving spouse of such director shall be entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

Incentive Compensation Plan – Executive Officers

          The Compensation Committee adheres to the philosophy that compensation for executive officers should be directly and materially linked to the Corporation’s performance, individual performance, and compensation paid to individuals in similar positions within the industry. As such, base salary and incentive compensation for the executive officers are determined after considering: (1) the Corporation’s financial performance; (2) the executive officer’s skills and responsibilities, overall performance and performance with respect to the achievement of objective personal goals; and (3) compensation paid to individuals with similar responsibilities employed by banks that are comparable in size and scope to the Corporation.

          For all years shown in the “Summary Compensation Table”, the executive officers of the Bank were eligible for cash bonuses. The target and maximum bonus for the CEO were 35% and 52.5% of base salary, respectively, and the target and maximum bonuses for the other executive officers of the Corporation and the Bank were 30% and 45% of base salary, respectively. The cash bonuses for 2007 were paid in accordance with the provisions of the 2007 Incentive Plan. Under this plan, the entire cash bonus for the CEO and 80% of the cash bonuses for the other executive officers was based on the Corporation’s financial performance for 2007. Performance was measured by comparing net income, ROA and the loan to deposit ratio for 2007 to the 2007 level for each of these metrics set forth in the Bank’s strategic plan. The remaining 20% of the bonuses for the executive officers other than the CEO was based on the achievement of objective personal goals.

          In addition, for all years shown in the Summary Compensation table the executive officers were eligible for equity awards. In 2007, equity awards consisted of both stock options and RSUs, while in 2006 and 2005 equity awards consisted solely of stock options. While the stock option awards in all years shown were determined under the Corporation’s previous methodology for the granting of stock options to executive officers, the RSUs granted in 2007 were pursuant to the 2007 Incentive Plan. The 2007 Incentive Plan was approved by the Board of Directors upon a recommendation of the Compensation Committee in January 2007. A complete description of the Plan, which has a short-term cash component and a long-term equity component, follows.

          Short-term Incentive Compensation. The CEO’s annual bonus is based on the Corporation’s financial performance for the past year measured against certain corporate financial performance metrics, namely net income, ROA, and the loan to deposit ratio. Annual bonuses for the other executive officers are based on a combination of these corporate financial performance metrics, personal performance and the discretion of the CEO and the Compensation Committee. The weight assigned to corporate performance for these officers is 80%, with the remaining 20% of their bonuses being determined by personal performance and the discretion of the CEO and the Compensation Committee. Beginning in the 2008 year, the allocation between corporate and personal performance will change for the Executive Trust Officer to 50% for corporate performance and 50% for personal performance.

          The Compensation Committee selects a range within which corporate performance must fall for annual bonuses to be awarded. The range consists of a threshold level, or minimum performance level necessary to earn a bonus and below which no bonus is paid, a maximum level, or performance level necessary to earn the maximum bonus and beyond which no additional bonus can be earned, and a target level, or performance level necessary to earn the target bonus. The target level of performance is based on the Corporation’s strategic plan. The difference between the target level of performance and the threshold level of performance is roughly equivalent to the difference between the performance of banks in the 50th percentile and the 25th percentile of the Corporation’s peer group, while the difference between the target level of performance and the maximum level of performance is roughly equivalent to the difference between the performance of banks in the 50th percentile and the 75th percentile of the Corporation’s peer group.

          The CEO’s target bonus is equal to thirty-five percent (35%) of his base salary, while the target bonuses for the other executive officers are equal to 30% of their base salaries. For the CEO as well as the other executive officers, failure to achieve at least the threshold level of performance results in no bonus being paid, achievement of the threshold level of performance results in a bonus equal to 50% of the target bonus, or 17.5% of base salary for the CEO and 15% of base salary for the other executive officers, and performance at or beyond the maximum level of performance results in a bonus equal to 150% of the target bonus, or 52.5% of base salary for the CEO and 45% of base salary for the CFO and other executive officers. Performance greater than the threshold level but less than the maximum level will result in a bonus proportionately greater than the minimum bonus but less than the maximum bonus. Target, minimum and maximum bonuses for the CEO and other executive officers can be reduced at the discretion of the Compensation Committee in any year in which the Bank’s regulatory rating declines.

          Long-term Incentive Compensation. Long-term incentive compensation for the CEO and other executive officers is awarded in the form of equity. The target equity award for the CEO and other executive officers is equity with a value equal to forty percent (40%) of their base salaries, with fifty percent (50%) of each award to be in the form of NQSOs and the remaining fifty percent to be in the form of RSUs.

          Awards are generally made at the beginning of each year based on the Corporation’s performance for the past year as measured against certain corporate financial performance metrics. The metrics used are net income and ROA, with each being given equal weight. Failure to achieve at least the threshold level of performance results in no equity being awarded, achievement of the threshold level of performance results in an equity award equal to 50% of the target award, or equity with a value equal to 20% of base salary, and performance at or beyond the maximum level of performance results in an equity award with a value equal to 150% of the target award, or equity with a value equal to 60% of base salary. As with short-term incentive compensation, performance greater than the threshold level but less than the maximum level will result in an equity award proportionately greater than the minimum equity award but less than the maximum equity award.

           NQSOs will generally vest ratably over five (5) years and RSUs may be convertible into shares of common stock after three years. Vesting of both NQSOs and RSUs may be subject to acceleration in the event of death, total and permanent disability or retirement. The ability to convert RSUs into shares of common stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year of the three calendar year period beginning in the year in which the restricted stock units were awarded. Corporate performance for purposes of converting restricted stock units will be assessed using the same financial performance metrics used for the awarding of NQSOs and RSUs. For the RSUs granted in 2007, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of common stock, the target level of performance will result a conversion ratio of one RSU for one share of common stock, and the maximum level of performance will result in a conversion ratio of one RSU for one and one-half (1½) shares of common stock. Beginning with RSUs granted in 2008, the threshold level of performance will result in a conversion ratio of one RSU for one-half (½) share of common stock and performance equal to or better than target will result in a conversion ratio of one RSU for one share of common stock. Threshold, target and maximum levels of performance are determined in the same way as for short-term incentive compensation. For the RSUs granted in 2007, management currently believes that it is probable that the Corporation’s performance will be at or about the target levels.

Stock Compensation Plans

          The Corporation has two share-based compensation plans. The 1996 Stock Option and Appreciation Rights Plan (the “1996 Plan”), which expired on January 15, 2006, permitted the granting of stock options, with or without stock appreciation rights attached, and stand alone stock appreciation rights to employees and non-employee directors for up to 1,080,000 shares of common stock. The number of stock options and stock appreciation rights that could have been granted under the 1996 Plan to any one person in any one fiscal year was limited to 50,000. Each option granted under the 1996 Plan was granted at a price equal to the fair market value of one share of the Corporation’s stock on the date of grant. Options granted under the 1996 Plan on or before December 31, 2000 became exercisable in whole or in part commencing six months from the date of grant and ending ten years after the date of grant. Options granted under the 1996 Plan in January 2005 became exercisable in whole or in part commencing ninety days from the date of grant and ending ten years after the date of grant. By the terms of their grant, all other options under the 1996 Plan were granted with a three year vesting period and a ten year expiration date. However, vesting was subject to acceleration in the event of a change in control, retirement, death, disability, and certain other limited circumstances.

          The 2006 Stock Compensation Plan (the “2006 Plan”) was approved by the Corporation’s shareholders on April 18, 2006 as a successor to the 1996 Plan. All capitalized terms in the discussion that follows are defined in the 2006 Plan.

          The 2006 Plan is intended to provide a method whereby certain Key Employees and Directors of the Corporation and its Subsidiaries who are largely responsible for the management, growth and protection of the business, may acquire the Corporation’s common stock, $.10 par value (the “Common Stock”), thereby increasing their proprietary interest in the business, providing them with greater incentive for their continued employment, and promoting the interests of the Corporation and its stockholders. The Plan is further intended to provide flexibility to the Corporation in its ability to attract, motivate, and retain the services of such Key Employees and Directors.

          The maximum number of shares of Common Stock of the Corporation which may be subject to Awards under the 2006 Plan is 600,000. No grantee may, during any fiscal year of the Corporation, receive awards under the 2006 Plan which, in the aggregate, exceed 70,000 shares. If any outstanding Award under the 2006 Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such Award, including Shares of Restricted Stock and Restricted Stock Units which did not vest in the Grantee, may again be made subject to an Award under the Plan.

          The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. Subject to review by the Board of Directors, the Committee shall be vested with full authority to interpret the provisions of the 2006 Plan and adopt such rules, regulations and guidelines as it deems necessary or desirable to administer the 2006 Plan. The Corporation may grant to Directors and Key Employees from time to time during the term of the 2006 Plan one or more of the following: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. No consideration will be received by the Corporation or the Bank for the granting of Awards under the 2006 Plan. Each Award granted by the Compensation Committee shall be evidenced by an Award Agreement. Subject to the applicable provisions of the Code, the terms, provisions, and conditions of the Plan, and review by the Corporation’s Board of Directors, the Committee shall have exclusive jurisdiction to determine (i) the individuals to whom Awards shall be granted and the type of each such Award (it being understood that more than one Award may be granted to the same person); (ii) the number of shares subject to each Award; (iii) the date or dates when the Awards will be granted; (iv) the exercise price of the shares subject to each Option or Stock Appreciation Right; (v) the time periods during which each Option or Stock Appreciation Right may be exercised including, but not limited to the time periods applicable in the event of the death, Retirement or Total and Permanent Disability of a Grantee; (vi) whether or not an Option constitutes an Incentive Stock Option; and (vii) the Period of Restriction applicable to an Award. Generally, the Compensation Committee may also modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the 2006 Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor.

          Generally, the Board may at any time terminate, amend, modify, or suspend the Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which: (a) increases the maximum number of shares as to which Awards may be granted under the Plan; (b) alters the method by which the Option price or Appreciation Right value is determined; (c) extends any Option or Appreciation Right for a period longer than ten (10) years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; or (e) enables the Board to take any action described in clauses (a), (b), (c) or (d) without shareholder approval.

          With respect to the granting of Options, the Committee may, subject to Section 422 of the Code, designate all or a portion of any Option as either an Incentive Stock Option or a Nonqualified Stock Option. Both Options and Stock Appreciation Rights shall have an exercise price that is not less than one hundred per cent of the fair market value of one share of the Corporation’s Common Stock on the Grant Date. Each Option or Stock Appreciation Right granted under the 2006 Plan shall terminate on the date determined by the Committee and specified in the Award Agreement. A Grantee or permitted transferee of an Option or Stock Appreciation Right shall have no rights as a stockholder with respect to any Shares covered by such Option or Stock Appreciation Right until the exercise of the Option or, if settled in stock, the Stock Appreciation Right. Generally, Options and Stock Appreciation Rights may be exercised only during the continuance of the Grantee’s employment or service as a Director. A Grantee may pay the exercise price of an Option either in cash or common stock of the Corporation or any combination thereof. A Grantee may generally elect to exercise Options or Stock Appreciation Rights in any order without regard to the dates on which such options or stock appreciation rights were granted. No Award granted under the Plan shall be assignable or transferable by the Grantee other than by will or the laws of descent and distribution and during the lifetime of a Grantee the Award shall inure to the benefit of and be exercisable only by such Grantee.

          Under present federal tax laws, the grant of an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right will create no tax consequences for either the optionee or the Corporation.

Upon exercise of an Incentive Stock Option, there will be no taxable income to the optionee (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an Incentive Stock Option is exercised. Upon the disqualification of an Incentive Stock Option, or the exercise of a Nonqualified Stock Option or Stock Appreciation Right the optionee recognizes ordinary income to the extent the fair market value of the Common Stock on the date of exercise exceeds the exercise price. For awards of Restricted Stock or Restricted Stock Units, unless vested or, in the case of Restricted Stock, the participant elects to be taxed at the time of grant, the participant will not have taxable income upon grant, but upon vesting will recognize ordinary income equal to the fair market value of the Restricted Stock or the Restricted Stock Units at the time of vesting less the amount paid, if any, for such stock or units. Generally the Corporation is allowed a tax deduction equal to the amount of ordinary income recognized by the recipient of an award of Restricted Stock or Restricted Stock Units in the year in which the recipient recognizes such income.

          The Compensation Committee may grant Stock Appreciation Rights, which may be settled in cash or stock of the Corporation as determined by the Committee and set forth in the applicable Award Agreement. Stock Appreciation Rights may not be exercised during any period in which trading in the Common Stock is prohibited by the terms of the insider trading policy of the Corporation, as set forth in its Code of Conduct, as the same may be amended from time to time. The amount to which a Grantee shall be entitled upon the exercise of each Stock Appreciation Right granted pursuant to the Plan shall be equal to one hundred per cent (100%) of the amount, if any, by which the fair market value of a Share of Common Stock on the exercise date exceeds the fair market value of a Share of Common Stock on the Grant Date.

          The Compensation Committee may also grant Shares of Restricted Stock or Restricted Stock Units, or both. An Award of Restricted Stock Units shall be similar to an Award of Restricted Stock, except that no Shares shall actually be awarded to a Grantee of Restricted Stock Units on the Grant Date. Generally, shares of Restricted Stock shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares, as set forth in the applicable Award Agreement, shall have been satisfied or lapsed, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as determined by the Committee and set forth in the Award Agreement. To the extent permitted by law, a Grantee holding shares of Restricted Stock shall have the right to exercise full voting rights with respect to such Shares during the applicable Period of Restriction. Grantees of Restricted Stock Units shall have no voting rights with respect thereto. During the Period of Restriction, a Grantee holding Shares of Restricted Stock or Restricted Stock Units will, if required by law or determined by the Compensation Committee, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held, in a manner determined by the Compensation Committee and set forth in the applicable Award Agreement. Subject to applicable law, the Compensation Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.

          The ability, if any, to exercise Options or Stock Appreciation Rights after death, disability, retirement, termination or resignation shall be governed by rules adopted by the Compensation Committee. The accelerated vesting, if any, of Awards and, if applicable, dividends and dividend equivalents in the event of death, disability, retirement, termination or resignation shall also be governed by rules adopted by the Compensation Committee.

          In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend or stock split, then generally there shall be substituted for or added to each Share of Stock of the Corporation which was theretofore appropriated to an outstanding Award, or which thereafter may become subject to an Award under the 2006 Plan, the number and kind of shares of stock or other securities into which each outstanding Share of Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Awards shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

          If there shall be any other change in the number or kind of the outstanding Shares of the Stock of the Corporation, or of any Stock or other securities into which such Stock shall have been changed, or for which it shall have been exchanged, and if such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made.

          Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, any outstanding Options or Stock Appreciation Rights will become immediately exercisable and Restricted Stock, Restricted Stock Units and all accrued dividends and dividend equivalents shall become immediately vested.

          Information as of December 31, 2007 regarding the number of shares of common stock to be issued upon the exercise of outstanding stock options, the weighted average exercise price of outstanding stock options, and the number of stock options remaining available for future issuance is set forth in the table that follows.

EQUITY COMPENSATION PLAN INFORMATION
DECEMBER 31, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	516,266	$18.90	420,068

          The Corporation does not have any equity compensation plans that have not been approved by shareholders.

          The following table sets forth information regarding the grant of plan based awards during 2007 to the named executive officers. The awards were granted by the Board on January 18, 2007 based on a recommendation by the Compensation Committee. The awards included RSUs which are reflected in columns (c), (d) and (e) and NQSOs which are reflected in column (f). As previously described in this proxy statement, the ability to convert these RSUs into shares of the Corporation’s common stock and the related conversion ratio will be dependent on the Corporation’s 2009 net income and ROA, with each being assigned a 50% weight. The NQSOs have an exercise price equal to the closing market price of the Corporation’s common stock on the date of grant. Twenty percent (20%) of these options vest on each of the first five (5) anniversaries of the date of grant. Vesting accelerates and such options become fully exercisable in the event of death, total and permanent disability, or retirement. Total and permanent disability and retirement are as defined in the 2006 Stock Compensation Plan under which such options were granted and related award agreements. With respect to RSUs, column (h) reflects the grant date fair value of the maximum future payout. The target and threshold payouts are 66 2/3% and 33 1/3%, respectively, of the maximum.

GRANT OF PLAN BASED AWARDS
YEAR ENDED DECEMBER 31, 2007

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Under- lying Options (#) (f)	Exercise or Base Price of Option Awards ($/Sh) (g)	Grant Date Fair Value of Stock and Option Awards (h)

Name (a)	Grant Date (b)	Threshold (#) (c)	Target (#) (d)	Maximum (#) (e)

Michael N. Vittorio	1/18/07				5,862	$21.81	$35,465
Michael N. Vittorio	1/18/07	1,582	3,164	4,746			$96,985
Mark D. Curtis	1/18/07				2,372	$21.81	$14,351
Mark D. Curtis	1/18/07	867	1,733	2,600			$53,131
Donald M. Manfredonia	1/18/07				2,560	$21.81	$15,488
Donald M. Manfredonia	1/18/07	936	1,872	2,808			$57,381
Joseph G. Perri	1/18/07				2,366	$21.81	$14,314
Joseph G. Perri	1/18/07	864	1,728	2,592			$52,968
Richard Kick	1/18/07				2,348	$21.81	$14,205
Richard Kick	1/18/07	858	1,716	2,574			$52,600

          The following table sets forth information for the 2007 year regarding stock options exercised by the named executive officers.

STOCK OPTION EXERCISES
YEAR ENDED DECEMBER 31, 2007

	Option Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)

Michael N. Vittorio	400	$ 3,296
Michael N. Vittorio	160	$ 1,168
Michael N. Vittorio	412	$ 1,584
Michael N. Vittorio	100	$ 363
Mark D. Curtis	300	$ 1,659
Mark D. Curtis	900	$ 6,050
Mark D. Curtis	300	$ 1,950
Mark D. Curtis	900	$ 5,175
Mark D. Curtis	250	$ 1,474
Mark D. Curtis	100	$ 465
Donald M. Manfredonia	2,400	$10,800
Joseph G. Perri	3,600	$48,384
Richard Kick	—	—

          The following three tables set forth information regarding outstanding equity awards for the named executive officers. Column (f) in the tables represents the maximum number of shares into which the RSUs can be converted and column (g) represents the value of such shares. The target and threshold numbers of shares and values are 66 2/3% and 33 1/3%, respectively, of the maximum number and value.

OUTSTANDING EQUITY AWARDS
DECEMBER 31, 2007

	Option Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options # Exercisable (b)	Number of Securities Underlying Unexercised Options # Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (f)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (g)

Michael N. Vittorio	3,284		$16.56	1/20/13
Michael N. Vittorio	4,602		$23.95	1/19/14
Michael N. Vittorio	7,408		$22.77	1/17/15
Michael N. Vittorio	1,446	5,790	$20.83	6/30/16
Michael N. Vittorio		5,862	$21.81	1/17/17
Michael N. Vittorio					4,746	$88,038
Mark D. Curtis	2,050		$13.86	1/18/09
Mark D. Curtis	950		$12.65	1/15/11
Mark D. Curtis	600		$12.98	3/19/11
Mark D. Curtis	934		$12.34	1/14/12
Mark D. Curtis	4,612		$16.56	1/20/13
Mark D. Curtis	2,426		$23.95	1/19/14
Mark D. Curtis	4,138		$22.77	1/17/15
Mark D. Curtis	822	3,288	$20.83	6/30/16
Mark D. Curtis		2,372	$21.81	1/17/17
Mark D. Curtis					2,600	$48,230

OUTSTANDING EQUITY AWARDS (cont’d)
DECEMBER 31, 2007

	Option Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options # Exercisable (b)	Number of Securities Underlying Unexercised Options # Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (f)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (g)

Donald M. Manfredonia	3,000		$13.86	1/18/09
Donald M. Manfredonia	4,800		$9.99	1/17/10
Donald M. Manfredonia	5,234		$12.65	1/15/11
Donald M. Manfredonia	5,248		$12.98	3/19/11
Donald M. Manfredonia	6,866		$12.34	1/14/12
Donald M. Manfredonia	5,788		$16.56	1/20/13
Donald M. Manfredonia	3,232		$23.95	1/19/14
Donald M. Manfredonia	4,634		$22.77	1/17/15
Donald M. Manfredonia	896	3,590	$20.83	6/30/16
Donald M. Manfredonia		2,560	$21.81	1/17/17
Donald M. Manfredonia					2,808	$ 52,088
Joseph G. Perri	2,400		$14.00	1/19/08
Joseph G. Perri	2,400		$13.86	1/18/09
Joseph G. Perri	3,600		$9.99	1/17/10
Joseph G. Perri	4,302		$12.65	1/15/11
Joseph G. Perri	2,700		$12.98	3/19/11
Joseph G. Perri	6,584		$12.34	1/14/12
Joseph G. Perri	5,542		$16.56	1/20/13
Joseph G. Perri	2,976		$23.95	1/19/14
Joseph G. Perri	4,268		$22.77	1/17/15
Joseph G. Perri	828	3,316	$20.83	6/30/16
Joseph G. Perri		2,366	$21.81	1/17/17
Joseph G. Perri					2,592	$ 48,082

OUTSTANDING EQUITY AWARDS (cont’d)
DECEMBER 31, 2007

	Option Awards				Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options # Exercisable (b)	Number of Securities Underlying Unexercised Options # Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (f)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (g)

Richard Kick	4,582		$16.56	1/20/13
Richard Kick	2,392		$23.95	1/19/14
Richard Kick	4,090		$22.77	1/17/15
Richard Kick	812	3,254	$20.83	6/30/16
Richard Kick		2,348	$21.81	1/17/17
Richard Kick					2,574	$47,748

          The following table sets forth the vesting dates for the unexercisable options shown in column (c) of the three preceding tables.

VESTING DATE FOR UNEXERCISABLE OPTIONS
DECEMBER 31, 2007

	Unexer- cisable Options #	Options Vesting

Name		#	Date	#	Date	#	Date	#	Date	#	Date

Michael N. Vittorio	5,790	1,446	6/30/08	1,446	6/30/09	1,446	6/30/10	1,452	6/30/11
Michael N. Vittorio	5,862	1,172	1/17/08	1,172	1/17/09	1,172	1/17/10	1,172	1/17/11	1,174	1/17/12
Mark D. Curtis	3,288	822	6/30/08	822	6/30/09	822	6/30/10	822	6/30/11
Mark D. Curtis	2,372	474	1/17/08	474	1/17/09	474	1/17/10	474	1/17/11	476	1/17/12
Donald M. Manfredonia	3,590	896	6/30/08	896	6/30/09	896	6/30/10	902	6/30/11
Donald M. Manfredonia	2,560	512	1/17/08	512	1/17/09	512	1/17/10	512	1/17/11	512	1/17/12
Joseph G. Perri	3,316	828	6/30/08	828	6/30/09	828	6/30/10	832	6/30/11
Joseph G. Perri	2,366	472	1/17/08	472	1/17/09	472	1/17/10	472	1/17/11	478	1/17/12
Richard Kick	3,254	812	6/30/08	812	6/30/09	812	6/30/10	818	6/30/11
Richard Kick	2,348	468	1/17/08	468	1/17/09	468	1/17/10	468	1/17/11	476	1/17/12

EMPLOYMENT CONTRACTS

          Messrs. Vittorio, Curtis, Grasso, Keeney, Kick, Manfredonia and Perri and Ms. Ballweg (the “Executive Officers”) have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation and the Bank, Ms. Ballweg is employed as Senior Executive Vice President of the Bank, Mr. Curtis is employed as Executive Vice President and Chief Financial Officer of the Bank, and Messrs. Grasso, Keeney, Kick, Manfredonia, and Perri are each employed as Executive Vice President of the Bank. In addition, each of these officers is also employed in such other positions with the Corporation or the Bank as may be determined by the Board of Directors of the Corporation or the Bank. Mr. Vittorio’s contract has a term of three years effective January 1, 2008, Ms. Ballweg has a contract with a term of twelve months effective December 31, 2007, Messrs. Curtis, Keeney, Kick, Manfredonia and Perri each have a contract with a term of eighteen months effective January 1, 2008, and Mr. Grasso’s contract has a term of twelve months effective January 22, 2008. Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio, new eighteen-month terms for Messrs. Curtis, Keeney, Kick, Manfredonia and Perri, and new twelve-month terms for Ms. Ballweg and Mr. Grasso. The contracts currently provide for base annual salaries of $390,000 for Mr. Vittorio, $217,500 for Ms. Ballweg, $206,000 for Mr. Curtis, $165,000 for Mr. Grasso, $194,700 for Mr. Keeney, $204,000 for Mr. Kick, $215,000 for Mr. Manfredonia and $198,500 for Mr. Perri.

          Under these contracts the Executive Officers are entitled to severance compensation. Generally upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract together with continued family medical and dental insurance coverage. Upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Messrs. Curtis, Grasso, Keeney, Kick, Manfredonia and Perri and Ms. Ballweg are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts. The Termination Payment for Mr. Manfredonia is equal to one and one-half (1.50) times the base annual salary under his contract. For Messrs. Curtis, Keeney, Kick and Perri, the Termination Payment is equal to one and one-quarter (1.25) times the base annual salaries under their contracts. For Ms. Ballweg and Mr. Grasso, the Termination Payment is equal to one (1.00) times the base annual salaries under their contracts. Upon an involuntary termination of employment, other than due to gross and substantial dishonesty, or a resignation of employment for Good Reason within twenty-four months following a change of control, Ms. Ballweg and Messrs. Curtis, Grasso, Keeney, Kick, Manfredonia and Perri are entitled to receive a single sum payment equal to 100% of the Termination Payment under their contracts. In addition, these officers are also entitled to continued family medical and dental insurance coverage. Good Reason for resignation of employment by any of these named executive officers means the occurrence (without the officer’s express written consent) of any one of the following acts or omissions to act by the Corporation or the Bank: (1) the assignment to the officer of any duties materially inconsistent with the nature and status of the officer’s responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of the officer’s responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a redesignation of the officer’s title shall not in and of itself constitute Good Reason if the officer’s overall duties and status within the Corporation and the Bank are not substantially adversely affected; or (2) the failure by the Corporation or the Bank to pay the officer any portion of the officer’s current compensation, or to pay the officer any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

          Each of the executive officers has agreed, to the extent and under the conditions set forth in the contract with such executive officer, to refrain from soliciting the business of customers of the Bank subsequent to termination of the employment relationship between the Corporation and the executive officer. In that regard, each contract provides that the executive officer will not on behalf of any banking organization or lender doing business in New York City or in the counties of Nassau or Suffolk, directly or indirectly solicit business of any person or entity which shall be a customer of the Bank on the date of such termination or facilitate or assist in the development of any business relationship between any such banking organization or lender and any such customer or either directly or indirectly or on behalf of any such banking organization or lender, employ, retain, or solicit the employment or retention of any person who shall be an employee of the Bank on the date of such termination. Each of the executive officers have also agreed, without limitation as to time, to keep secret and retain in confidence all confidential matters of the Corporation or the Bank, whether developed by the Corporation, the Bank or the executive officer, including without limitation know how, trade secrets, customer lists, pricing policies, and operational methods, and not to disclose them to anyone outside the Corporation or the Bank except in the course of performing their duties under their employment contracts or with the express written consent of the Corporation.

          The following table sets forth potential payments upon termination or change in control for the named executive officers.

POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DECEMBER 31, 2007

	Termination Payment Due To:			Family Medical & Dental Insurance

	Termination By Bank	Resignation Following Change In Control

Name		For Good Reason	For Any Reason

Michael N. Vittorio	$1,170,000	$1,170,000	$1,170,000	$59,129
Mark D. Curtis	$257,500	$257,500	$171,667	$29,565
Donald M. Manfredonia	$322,500	$322,500	$215,000	$29,565
Joseph G. Perri	$248,125	$248,125	$165,417	$29,565
Richard Kick	$255,000	$255,000	$170,000	$29,565

TRANSACTIONS WITH MANAGEMENT AND OTHERS

          The Corporation’s Corporate Governance Guidelines require the Board of Directors to conduct an appropriate review of all related party transactions for potential conflict of interest situations. Related party transactions are those required to be disclosed pursuant to Item 404 of Regulation S-K. The Governance and Nominating Committee is charged with the responsibility of reviewing and assessing the adequacy of and compliance with the Corporation’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval.

          In 1992, the Bank, as tenant, entered into a lease with Howard Thomas Hogan Jr., a director of the Corporation and the Bank, covering premises in a building located in Locust Valley, New York, used as a branch office. The lease expires on October 31, 2012 and provides for annual base rent of $32,022 for the year ending October 31, 2008. In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located. The Corporation believes that the foregoing is comparable to the rent that would be charged by an unrelated third party.

          The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders of the Corporation and their associates. Such transactions, including borrowings and loan commitments, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectibility, nor do they present other unfavorable features.

          Certain directors are officers, directors, partners, or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2007 and up to the present time. Additional transactions of this type may occur in the future. All such transactions were effected on substantially the same terms as comparable transactions with other persons.

INDEPENDENT AUDITORS

          The consolidated financial statements for the year ended December 31, 2007 were examined by Crowe Chizek and Company LLC (“Crowe Chizek”). It is anticipated that the Audit Committee of the Board of Directors will reappoint Crowe Chizek as the Corporation’s independent auditors for 2008. A representative of Crowe Chizek will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit Fees

          Crowe Chizek’s fees for audit services for 2007 and 2006 were $178,000 and $183,000, respectively. Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s quarterly Form 10-Q; (3) a reading of the Corporation’s annual report on Form 10-K; and (4) rendering an opinion on the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

          Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph. The Corporation was not billed by Crowe Chizek in 2007 for any audit related fees. In 2006, Crowe Chizek billed the Corporation $1,000 for providing a consent for the inclusion of their reports with respect to the 2005 year in Form S-8 filed by the Corporation to register the shares subject to awards under the 2006 Stock Compensation Plan.

Tax Fees

          Crowe Chizek’s fees for preparing the Corporation’s 2007 and 2006 tax returns and performing tax compliance work were $21,180 and $23,325, respectively.

All Other Fees

          In neither of the last two fiscal years was the Corporation billed by Crowe Chizek for any fees other than those described above under the captions “Audit Fees”, “Audit Related Fees” and “Tax Fees.”

Audit Committee Approval of Audit Related, Tax and Other Fees

          In 2007 and 2006, the Audit Committee specifically approved or pre-approved all fees reported under the preceding sections entitled “Audit Related Fees”, “Tax Fees” and “All Other Fees.”

Engagement of Independent Auditors To Perform Audit Services and Non-Audit Services

          On an annual basis, and in accordance with the terms of written engagement letters, the Audit Committee engages the Corporation’s independent auditors to perform audit services as previously defined and to prepare the Corporation’s income tax returns.

          In addition, from time to time the Audit Committee may engage the Corporation’s independent auditors to perform non-audit services such as providing tax advice and implementing tax planning strategies. The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year. The Audit Committee will not engage the independent auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the independent auditors. In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934. Prohibited non-audit services include those in which the independent auditors would be auditing their own work, functioning as a part of management or as an employee, acting as an advocate of the Corporation, or promoting the Corporation’s stock or financial interests. Other prohibited non-audit services include bookkeeping or other services related to the accounting records or financial statements of the Corporation; financial information systems design and implementation; appraisal or valuation services, fairness opinions, contribution-in-kind reports; actuarial services; internal audit outsourcing services; performing management or human resources functions; acting as a broker/dealer for the Corporation, investment adviser or investment banker; legal services; and, expert services unrelated to the audit.

AUDIT COMMITTEE REPORT

          We have reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting with management and Crowe Chizek and Company LLC (“Crowe Chizek”), the Corporation’s independent auditors.

          We have discussed with Crowe Chizek the matters required to be discussed by Statement of Auditing Standards No. 61 “Communication with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          We have reviewed the written disclosures and letter from Crowe Chizek required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with Crowe Chizek their independence.

          Based on the review and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

Allen E. Busching
Alexander L. Cover
Beverly Ann Gehlmeyer
J. Douglas Maxwell Jr.
Walter C. Teagle III

          The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Act of 1934 (the “1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

          The Board of Directors of the Corporation does not know of any matters for action by stockholders at the annual meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

          The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation. In addition to using the mails, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

STOCKHOLDER PROPOSALS

          Any proposals of stockholders intended to be submitted at the 2009 Annual Meeting of Stockholders must be received by the Chairman of the Board or the President no later than November 18, 2008 in order to be considered for inclusion in the proxy statement and form of proxy for such meeting. If the Corporation is not notified of a stockholder proposal by January 30, 2009, then the proxies held by management of the Corporation may provide the discretion to vote against such stockholder proposal, even though such proposal is not included in the proxy statement and form of proxy. Pursuant to Exchange Act Rule 14a-8(i)(8), the Corporation may exclude from its Proxy Statement any shareholder proposal relating to the election of directors that would result in an immediate election contest or would set up a process for shareholders to conduct an election contest in the future.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

          The Corporation’s Board of Directors does not have a formal process for security holders to send communications to the Board of Directors. The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Non-Executive Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

          The Board of Directors strongly encourages each of its members to attend the Annual Meeting of Stockholders. In this regard, the Board of Directors sets the date for the Annual Meeting of Stockholders to coincide with the April meeting of the Board of Directors. All directors attended the prior year’s Annual Meeting of Stockholders, which was held on April 17, 2007.

ANNUAL REPORTS TO STOCKHOLDERS

          Consolidated financial statements for the Corporation and the Bank are included in the Corporation’s 2007 Annual Report to Stockholders, which was mailed with this Proxy Statement. In addition, copies of the 2007 Annual Report or the annual report on Form 10-K as filed with the Securities and Exchange Commission for 2007 will be sent to any stockholder upon written request without charge. Such request should be directed to Mark D. Curtis, Senior Vice President and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York, 11545. The consolidated financial statements contained in the Corporation’s 2007 Annual Report are not part of this Proxy Statement.

By Order of the Board of Directors

Joseph G. Perri
March 17, 2008	Senior Vice President and Secretary

REVOCABLE PROXY
THE FIRST OF LONG ISLAND CORPORATION

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS
APRIL 21, 2008

          KNOW ALL PERSONS BY THESE PRESENTS that I, the undersigned, being a stockholder of THE FIRST OF LONG ISLAND CORPORATION, GLEN HEAD, NEW YORK, do hereby constitute and appoint JOHN H. TREIBER AND STEPHEN P. LYON or either one of them (with full power to act alone), my true and lawful attorney(s), with full power of substitution, to attend the Annual Meeting of Stockholders of said Corporation, to be held at the WESTBURY MANOR, 1100 JERICHO TURNPIKE, WESTBURY, NEW YORK, on Monday, April 21, 2008, at 3:30 P.M. local time, or any and all adjournments thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals of the Board of Directors specified in the Notice of Meeting dated March 18, 2008, with all powers I would possess if I were personally present, hereby ratifying and confirming all that my said Proxy or Proxies may do, in my name, place and stead, as follows:

			For	With- hold	For All Except
1.	Election of Directors To elect two (2) Class I Directors, each for a term of one (1) year, and five (5) Class II Directors, each for a term of two (2) years		☐	☐	☐

	Class I Directors	Class II Directors

	JOHN T. LANE MILBREY RENNIE TAYLOR	ALLEN E. BUSCHING PAUL T. CANARICK ALEXANDER L. COVER WILLIAM H. J. HOEFLING STEPHEN V. MURPHY

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of any such nominee(s) in the space provided below.

2.	Other Matters: If any other business is presented at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies.

          IF NO DESIGNATIONS ARE MADE IN THE BOXES PROVIDED ABOVE AS TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

          The shares represented by a properly executed Proxy will be voted as directed.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

          ALL JOINT OWNERS MUST SIGN INDIVIDUALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE FIDUCIARY, ALL SHOULD SIGN.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

THE FIRST OF LONG ISLAND CORPORATION

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY